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                                AMENDMENT TO THE
                              LEHMAN BROTHERS INC.
                            EMPLOYEE OWNERSHIP PLAN

     AMENDMENT, effective as of April 29, 1994, to the Lehman Brothers Inc. Employee Ownership Plan (the "Plan"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Plan.

                             W I T N E S S E T H :

     WHEREAS, Section 2.9 of the Plan provides that the Finance Committee may amend the plan from time to time; and

     WHEREAS, the Finance Committee has determined to amend the Plan as hereinafter set forth.

     NOW THEREFORE, the Plan is hereby amended as follows:

     1. Section 1.4(b) of the Plan is hereby amended by adding the following clause to the end of the first sentence of such section:

           , it being specifically understood that such conversions may occur shortly before, concurrently with or shortly after the closing of the IPO, and that such conversions need not occur at the same time for all Participants.